Calculation of Filing Fee Tables
S-8
CINCINNATI FINANCIAL CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	457(a)	9,000,000	$ 150.73	$ 1,356,570,000.00	0.0001531	$ 207,690.87
Total Offering Amounts:						$ 1,356,570,000.00		$ 207,690.87
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 207,690.87
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of Common Stock of Cincinnati Financial Corporation (the "Registrant") that may be issued pursuant to the Cincinnati Financial Corporation 2024 Stock Compensation Plan (the "Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Registrant. (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of $150.73 per share, which represents the average of the high sales price and the low sales price for the Registrant's Common Stock as reported by The Nasdaq Stock Market LLC on November 15, 2024.